                                  EXHIBIT 99.1
                              TERMINATION AGREEMENT

         THIS TERMINATION AGREEMENT (this "Termination Agreement") is made this 28th day of August, 2000 among Guilford Pharmaceuticals Inc., a Delaware corporation ("Parent") and Gliatech Inc., a Delaware corporation (the "Company").

                                    RECITALS

         WHEREAS, Parent, St. John Development Corp., a Delaware corporation and a direct wholly-owned subsidiary of Parent ("Sub"), and the Company are parties to that certain Agreement and Plan of Merger dated as of May 29, 2000, as amended (the "Merger Agreement"); and

         WHEREAS, Parent and the Company wish to terminate the Merger Agreement.

         NOW THEREFORE, in consideration of the mutual agreements contained in this Termination Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. Except as otherwise defined herein, all capitalized terms used in this Termination Agreement shall have the meanings set forth in the Merger Agreement.

         SECTION 2. TERMINATION. Effective as of the date hereof the parties agree that the Merger Agreement is hereby terminated pursuant to Section 8.1 of the Merger Agreement.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT. Parent represents and warrants to the Company as follows:

         Parent has all requisite corporate power and authority to enter into this Termination Agreement. This Termination Agreement has been duly approved by all necessary corporate action on the part of Parent, has been duly executed and delivered by Parent and (assuming the valid authorization, execution and delivery of this Termination Agreement by the Company and the valid and binding effect hereof on the Company) constitutes the valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Parent as follows:

         The Company has all requisite corporate power and authority to enter into this Termination Agreement. This Termination Agreement has been duly approved by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Termination Agreement by Parent and the validity and binding effect hereof on Parent and Sub) constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         SECTION 5. EXPENSES. Except as otherwise provided in this Termination Agreement, all costs and expenses incurred in connection with or relating to this Termination Agreement, the Merger Agreement, or the transactions contemplated hereby and thereby, including without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses; provided, that all printing expenses and all filing fees incurred by the parties prior to the day hereof in connection with the Merger Agreement (including without limitation, filing fees under the HSR Act) shall be divided equally between Parent and the Company.

         SECTION 6. DISCLOSURE. Parent and the Company shall, and shall cause their respective officers, directors and representatives, to make no public statement concerning the termination of the Merger Agreement without the prior written approval of the other party, except for the press releases of Parent and the Company in the forms attached hereto as Exhibits A and B, which shall be released to the public by Parent and the Company no later than 6:00 P.M. Baltimore, Maryland time on August 28, 2000, and except for comments to journalists, analysts and stockholders which are consistent with the substance of such press releases, and except as may be required by applicable law in the good faith judgment of the person making the disclosure.

         SECTION 7.  RESPONSIBILITY FOR DISCLOSURES.

         (a) Parent acknowledges and agrees that all information contained in the Registration Statement, the Joint Proxy Statement, and any document of Parent incorporated by reference in the Registration Statement or the Joint Proxy Statement and any press release relating to the foregoing that was issued by Parent or jointly by Parent and the Company, in each case with respect to Parent (collectively, the "Parent Public Information"), was provided by Parent and Parent assumes sole responsibility therefor and for its public disclosure positions generally.

         (b) The Company acknowledges and agrees that all information contained in the Registration Statement, the Joint Proxy Statement, any document of the Company incorporated by reference in the Registration Statement or the Joint Proxy Statement and any press release relating to the foregoing that was issued by the Company or jointly by Parent and the Company, in each case with respect to the Company (collectively, the "Company Public Information"), was provided by the Company and the Company assumes sole responsibility therefor and for its public disclosure positions generally.

         SECTION 8. CONFIDENTIALITY. In connection with the Merger Agreement, each of the parties has received certain Information (as defined in the Confidentiality Agreement dated February 2, 2000) relating to the other. The parties hereby agree that notwithstanding the terms of the Confidentiality Agreement, it shall remain in full force and effect until February 2, 2005; provided, that (i) if either Parent or the Company reasonably determines that because of pending, threatened or reasonably anticipated litigation or proceedings the return or destruction of any materials as required by Section 3 thereof would not be appropriate, in lieu of such return or destruction either Parent or the Company may turn over such materials to its outside legal counsel; and (ii) such materials may be used by either Parent or the Company in connection with any legal action or proceeding.

         SECTION 9. RELEASE AND WAIVER. Each of the parties hereto, for itself and its subsidiaries, predecessors, successors and assigns, and for each of its and their respective directors, officers, employees, agents and attorneys, acting as such (collectively, the "Releasing Persons"), does hereby forever and unconditionally release, acquit and discharge each of the other parties hereto, and each of their respective subsidiaries, stockholders, directors, officers, employees, agents, attorneys, advisors and consultants and the predecessors, successors and assigns of each of them (collectively, the "Released Persons"), from any and all claims, controversies, covenants, representations, warranties, demands, promises, contracts, agreements, causes of action, suits, liabilities, obligations, debts or other responsibility of whatever kind or nature, whether known or unknown, whether in law or in equity, which the Releasing Persons ever had, now have or may have against any Released Person for any matter, thing, event, action or omission which in any way, directly or indirectly, relate to, arise out of or are connected with the Merger Agreement, any of the transactions contemplated thereby, including, without limitation, by reason of or in connection with the termination of the Merger Agreement, or any other acts, facts, omissions, transactions, occurrences or other subject matters relating thereto, arising therefrom or in connection therewith; provided, however, that nothing contained herein shall release any obligation created under this Termination Agreement or claim to enforce it.

         SECTION 10. GOVERNING LAW. This Termination Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 11. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Termination Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, all agreements and understandings contained in the Merger Agreement and, subject to
Section 8 hereof, the Confidentiality Agreement. Except for the provisions of Sections 9, this Termination Agreement is not intended to confer upon any other person other than the parties hereto any rights or remedies hereunder.

         SECTION 12. COUNTERPARTS. This Termination Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each party and delivered to the other parties.

                  IN WITNESS WHEREOF, Parent and the Company have caused this Termination Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                            GUILFORD PHARMACEUTICALS INC.

                            By:   /s/ Craig R. Smith, M.D.
                                  ----------------------------------------
                                  Name: Craig R. Smith, M.D.
                                     Title:  Chief Executive Officer


                            GLIATECH INC.

                            By:   /s/ Thomas O. Oesterling, Ph.D.
                                  -------------------------------
                                  Name: Thomas O. Oesterling, Ph.D.
                                     Title:  President and
                                                Chief Executive Officer

                                    EXHIBIT A


                           FOR IMMEDIATE RELEASE

                                             For information contact:
                                             Stacey Jurchison
                                             Director, Corporate Communications
                                             Guilford Pharmaceuticals Inc.
                                             410-631-5022


                       GUILFORD PHARMACEUTICALS ANNOUNCES
              MUTUAL TERMINATION OF MERGER AGREEMENT WITH GLIATECH

BALTIMORE, MD -- August 28, 2000 -- Guilford Pharmaceuticals Inc. (NASDAQ: GLFD) today announced that it and Gliatech Inc. (NASDAQ: GLIA) have agreed to terminate their Agreement and Plan of Merger entered into on May 29, 2000. The Merger Agreement contemplated the merger of Gliatech with a wholly-owned subsidiary of Guilford. The parties mutually agreed that, in light of Gliatech's need to focus on certain of its ongoing regulatory and product development matters, the parties have elected not to proceed with the proposed merger at this time.


                  *       *         *






Guilford Pharmaceuticals Inc. is a biopharmaceutical company engaged in the development of polymer-based therapeutics for brain cancer and other cancers, and novel products for the treatment of neurological diseases, including Parkinson's disease, Alzheimer's disease, stroke, head trauma, spinal cord injuries, multiple sclerosis, and peripheral neuropathies.

                                    EXHIBIT B

[GLIATECH LOGO]

       23420 Commerce Park Road
       Cleveland, Ohio 44122 USA
       Tel (216) 831-3200 Fax (216) 831-4220

                                                                                    Contact:  Thomas O. Oesterling, Ph.D.
                                                                                     Chairman and Chief Executive Officer
                                                                                                            Gliatech Inc.
                                                                                                           (216) 831-3200

                                                                                               Adam D. Gridley (Investor)
                                                                                               Investor Relations Manager
                                                                                                            Gliatech Inc.
                                                                                                      (216) 831-3200x3019

GLIATECH ANNOUNCES TERMINATION OF GUILFORD MERGER AGREEMENT

CLEVELAND, OH - August 28, 2000 - Gliatech Inc. (NASDAQ: GLIA) today announced that the Boards of Directors of Gliatech and Guilford Pharmaceuticals Inc. (NASDAQ: GLFD) have agreed to a mutual termination of the Merger Agreement providing for the merger of Gliatech with a wholly-owned subsidiary of Guilford. Gliatech has been informed that Guilford's decision not to pursue the merger is based primarily on the recent issuance by the U.S. Food and Drug Administration ("FDA") of inspectional observations contained in a Form 483 report which identified certain items pertaining to the clinical data submitted to the FDA with respect to a U.S. clinical trial of ADCON(R)-L. The FDA report was issued to Gliatech on August 23, 2000 after an audit by the FDA of this clinical trial. The observations contained in the report primarily focus on the recording of the data and the process Gliatech used in recording and presenting this data to the FDA. While the outcome of the process relating to the FDA's observations is uncertain, the issuance of the FDA report does not prohibit Gliatech from continuing to market ADCON(R)-L in the U.S. Gliatech is actively developing a response to the FDA's observations and intends to cooperate fully with the FDA to resolve all concerns.

ADCON(R)-L was approved by the FDA for sale in the U.S. in May 1998 and is the only product of Gliatech approved for sale in the U.S. The Company is currently marketing ADCON(R)-L and ADCON(R)-T/N through independent medical device distributors in approximately 30 countries outside the U.S., including the major countries in the European Union.

"We are disappointed that the merger transaction was not consummated," said Thomas O. Oesterling, President and Chief Executive Officer of Gliatech. "With respect to the current situation with the FDA, we are taking all appropriate steps to address the concerns raised by the FDA and to resolve those concerns in a manner satisfactory for Gliatech."

Gliatech is engaged in the discovery and development of biosurgery and therapeutic products to improve surgical outcomes and to treat neurological disorders. The biosurgery products include the ADCON(R) family of products, which are designed to inhibit postsurgical scarring and adhesions, and a proprietary monoclonal antibody to treat anti-inflammatory disorders. Gliatech's neurological disorders programs are focused on development small molecule drug candidates to modulate the cognitive state of the nervous system and to treat the symptoms of schizophrenia.


Certain statements in this press release constitute "forward-looking statements" that are subject to risks and uncertainties which may cause the actual results of the Company to be different from expectations express or implied by such forward-looking statements. Such factors include, but are not limited to, uncertainty of market acceptance of the Company's products, the uncertainty of expenses associated with clinical trials and research efforts which may affect the continued profitability of the Company, uncertainty of regulatory approvals, the timing and content of decisions by the FDA, including the decisions with respect to the recent inspectional observations issued by the FDA, the uncertainty of market conditions and other risk factors detailed in the Company's SEC filings.